EXHIBIT 4.1

                            MARVEL ENTERPRISES, INC.

                            1998 STOCK INCENTIVE PLAN




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                                TABLE OF CONTENTS

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
1.         Purpose................................................................................................................1

2.         Definitions............................................................................................................1

3.         Administration.........................................................................................................3

4.         Stock Subject to the Plan..............................................................................................4

5.         Option Grants for Eligible Individuals.................................................................................5

           5.1       Authority of Committee.......................................................................................5
           5.2       Purchase Price...............................................................................................5
           5.3       Maximum Duration.............................................................................................5
           5.4       Vesting......................................................................................................5
           5.5       Method of Exercise...........................................................................................5
           5.6       Modification or Substitution.................................................................................6
           5.7       Non-transferability..........................................................................................6
           5.8       Rights of Optionees..........................................................................................6
           5.9       Effect of Change in Control..................................................................................6
           5.10      Dividend Equivalent Rights...................................................................................6
           5.11      Grants to Certain Outside Directors..........................................................................7

6.         Stock Appreciation Rights..............................................................................................7
           6.1       Time of Grant................................................................................................7
           6.2       Stock Appreciation Right Related to an Option................................................................7
                     (a)       Exercise...........................................................................................7
                     (b)       Amount Payable.....................................................................................7
                     (c)       Treatment of Related Options and Stock Appreciation Rights Upon Exercise...........................7
           6.3       Stock Appreciation Right Unrelated to an Option..............................................................7
           6.4       Method of Exercise...........................................................................................8
           6.5       Form of Payment..............................................................................................8
           6.6       Modification or Substitution.................................................................................8
           6.7       Effect of Change in Control..................................................................................8

7.         Restricted Stock.......................................................................................................8
           7.1       Grant........................................................................................................8
           7.2       Rights of Grantee............................................................................................8
           7.3       Non-transferability..........................................................................................9
           7.4       Lapse of Restrictions........................................................................................9
                     (a)       Generally..........................................................................................9
                     (b)       Effect of Change in Control........................................................................9
           7.5       Modification or Substitution.................................................................................9
           7.6       Treatment of Dividends.......................................................................................9
           7.7       Delivery of Shares...........................................................................................9

8.         Performance Awards.....................................................................................................9
           8.1       Performance Objectives.......................................................................................9
           8.2       Performance Units...........................................................................................10
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
                     (a)       Vesting and Forfeiture............................................................................10
                     (b)       Payment of Awards.................................................................................10
           8.3       Performance Shares..........................................................................................10
                     (a)       Rights of Grantee.................................................................................10
                     (b)       Non-transferability...............................................................................11
                     (c)       Lapse of Restrictions.............................................................................11
                     (d)       Treatment of Dividends............................................................................11
                     (e)       Delivery of Shares................................................................................11
           8.4       Effect of Change in Control.................................................................................11
           8.5       Non-transferability.........................................................................................12
           8.6       Modification or Substitution................................................................................12

9.         Effect of a Termination of Employment or Service......................................................................12

10.        Adjustment Upon Changes in Capitalization.............................................................................12

11.        Effect of Certain Transactions........................................................................................12

12.        Interpretation........................................................................................................13

13.        Pooling Transactions..................................................................................................13

14.        Termination and Amendment of the Plan.................................................................................13

15.        Non-Exclusivity of the Plan...........................................................................................13

16.        Limitation of Liability...............................................................................................14

17.        Regulations and Other Approvals; Governing Law........................................................................14

18.        Miscellaneous.........................................................................................................15
           18.1      Multiple Agreements.........................................................................................15
           18.2      Withholding of Taxes........................................................................................15

19.        Effective Date........................................................................................................15

20.        Termination of 1995 Stock Option Plan.................................................................................15
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                            MARVEL ENTERPRISES, INC.
                            1998 STOCK INCENTIVE PLAN


                     1.        Purpose.

                               The purpose of this Plan is to strengthen Marvel
Enterprises, Inc. (the "Company") by providing an incentive to its officers, employees, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to officers, employees, consultants and directors of the Company and its subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock
Options, Stock Appreciation Rights, Restricted Stock, Performance Units and
Performance Shares (as each term is hereinafter defined).

                     2.        Definitions.

                               For purposes of the Plan:

                               2.1        "Agreement" means the written
agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

                               2.2        "Award" means a grant of Restricted
Stock, a Stock Appreciation Right, a Performance Award or any or all of them.

                               2.3        "Board" means the Board of Directors
of the Company.

                               2.4        "Cause" means, unless otherwise
defined in the Agreement evidencing a particular Award, an individual's (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit,
(iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses), or
(v) the commission of an act of fraud or intentional misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

                               2.5        "Change in Capitalization" means any
increase or reduction in the number of Shares, or any change in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                               2.6        "Code" means the Internal Revenue Code
of 1986, as amended.

                               2.7        "Committee" means a committee as
described in Section 3.1 hereof consisting of at least two (2) Nonemployee
Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

                               2.8        "Company" means Marvel Enterprises,
Inc.


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                               2.9        "Dividend Equivalent Right" means a
right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

                               2.10       "Division" means any of the operating
units or divisions of the Company designated as a Division by the Committee.

                               2.11       "Eligible Individual" means any
officer, employee, consultant or director of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

                               2.12 "Exchange Act" means the Securities
Exchange Act of 1934, as amended.

                               2.13       "Fair Market Value" per Share as of a
particular date shall mean (i) the closing sales price per Share on a national securities exchange for the last preceding date on which there was a sale of such Shares on such exchange, or (ii) if the Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

                               2.14       "Grantee" means a person to whom an
Award has been granted under the Plan.

                               2.15       "Incentive Stock Option" means an
Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

                               2.16       "Nonqualified Stock Option" means an
Option which is not an Incentive Stock Option.

                               2.17       "Option" means an Incentive Stock
Option, a Nonqualified Stock Option or either or both of them.

                               2.18       "Optionee" means a person to whom an
Option has been granted under the Plan.

                               2.19       "Parent" means any corporation which
is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

                               2.20       "Performance Awards" means Performance
Units, Performance Shares or either or both of them.

                               2.21       "Performance Cycle" means the time
period specified by the Committee at the time a Performance Award is granted during which the performance of the Company, a Subsidiary or a Division will be measured.

                               2.22       "Performance Shares" means Shares
issued or transferred to an Eligible Individual under Section 8.3 hereof.

                               2.23       "Performance Unit" means Performance
Units granted to an Eligible Individual under Section 8.2 hereof.


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                               2.24       "Plan" means the Marvel Enterprises
Inc. 1998 Stock Incentive Plan.

                               2.25       "Pooling Transaction" means an
acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                               2.26       "Restricted Stock" means Shares issued
or transferred to an Eligible Individual pursuant to Section 7 hereof.

                               2.27       "Shares" means the common stock, par
value $0.01 per share, of the Company.

                               2.28       "Stock Appreciation Right" (SAR) means
a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

                               2.29       "Subsidiary" means any corporation
which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

                               2.30       "Successor Corporation" means a
corporation, or a parent or subsidiary thereof within the meaning of Section
424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

                               2.31       "Ten-Percent Stockholder" means an
Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

                     3.        Administration.

                               3.1  The Plan shall be administered by the
Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a nonemployee director within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent compliance with Section 162(m) of the Code is desired, such Committee members shall also be "outside directors" within the meaning of Section 162(m) of the Code. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                               3.2  Subject to the express terms and conditions
set forth herein, the Committee shall have the power from time to time to:

                                    (a)    determine those Eligible Individuals
to whom Options shall be granted under the Plan and the number of Incentive
Stock Options and/or Nonqualified Stock Options to be granted to each Eligible
Individual and to prescribe the terms and conditions (which need not be identical) of each Option,

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including  the purchase  price per Share  subject to each  Option,  and make any amendment or modification to any Agreement consistent with the terms of the Plan; and

                                    (b) select those Eligible Individuals to
whom Awards shall be granted under the Plan and to determine the number of Stock
Appreciation Rights, Performance Units, Performance Shares, and/or Shares of
Restricted Stock to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Performance Units or Performance Shares, the maximum value of each Performance Unit and Performance Share and make any amendment or modification to any Agreement consistent with the terms of the Plan.

                               3.3  Subject to the express terms and
conditions set forth herein, the Committee shall have the power from time to time:

                                    (a)    to construe and interpret the Plan
and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and comply with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

                                    (b)  to determine the duration and
purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                                    (c)   to exercise its discretion with
respect to the powers and rights granted to it as set forth in the Plan;

                                    (d)   generally, to exercise such powers
and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; and

                                    (e)  to provide for the limited
transferability of Options to certain family members, family trusts or family partnerships of Optionees.

                     4. Stock Subject to the Plan.

                               4.1 The maximum number of Shares that may
be made the subject of Options and Awards granted under the Plan is 6,000,000;
provided, however, that the maximum number of Shares that may be the subject of Options and Awards granted to any Eligible Individual during any calendar year may not exceed 1,000,000 Shares. Upon a Change in Capitalization the maximum number of Shares which may be made the subject of Options and Awards granted under the Plan and which may be granted to any Eligible Individual during any calendar year shall be adjusted in number and kind pursuant to Section 10 hereof. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                               4.2 Upon the granting of an Option or an Award,
the number of Shares available under Section 4.1 hereof for the granting of further Options and Awards shall be reduced as follows:


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                                    (a)   In connection with the granting of an
Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

                                    (b)   In connection with the granting of a
Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

                               4.3        Whenever any outstanding Option or
Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

                     5. Option Grants for Eligible Individuals.

                               5.1        Authority of Committee. Subject to
the provisions of the Plan and to Section 4.1 hereof, the Committee shall have full and final authority to select those Eligible Individuals who will receive
Options, the terms and conditions of which shall be set forth in an Agreement;
provided, however, that no person shall receive any Incentive Stock Options unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted. The aggregate Fair Market Value
(determined as of the date of grant of an Incentive Stock Option) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, any Parent and any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. Any such Options granted in excess of the $100,000 limitation shall be deemed to be Nonqualified Stock Options.

                               5.2        Purchase Price. The purchase price or
the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement;
provided, however, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent
Stockholder).

                               5.3        Maximum Duration. Options granted
hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten
(10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten- Percent Stockholder) and a Nonqualified
Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                               5.4        Vesting. Subject to Section 5.9
hereof, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. If the Committee does not so designate, Options shall become exercisable in three equal or nearly equal installments on the first, second and third anniversaries of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

                               5.5        Method of Exercise. The exercise of
an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and

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otherwise  in  accordance  with the  Agreement  pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash or (ii) with the consent of the Committee, transferring Shares to the Company upon such terms and conditions as determined by the Committee (such as, for example, a requirement that such Shares have been held for at least six months if necessary to avoid adverse accounting consequences). Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option, unless otherwise provided in an Agreement. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section 5.5 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                               5.6        Modification or Substitution. The
Committee may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new
Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

                               5.7        Non-transferability. No Option
granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution unless specifically authorized by the Committee, and unless transferred in a manner permitted by the Committee an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                               5.8        Rights of Optionees. No Optionee
shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

                               5.9        Effect of Change in Control.
Notwithstanding anything contained in the Plan to the contrary, the Committee may provide in an Agreement for the accelerated vesting of all or any portion of an Option in the event of a change in control of the Company.

                               5.10       Dividend Equivalent Rights. Dividend
Equivalent Rights may be granted to Eligible Individuals in tandem with an Option. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option to which the Dividend Equivalent
Rights relate. In the event that the amounts payable in respect of Dividend
Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect to Dividend Equivalent
Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning

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of the  year at a rate  per  annum  as the  Committee,  in its  discretion,  may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

                               5.11       Grants to Certain Outside Directors.
In the event a Director of the Company is required by contract to deliver any compensation from the Company to the Director's employer, the Director may elect, with the consent of the Committee to have Awards pursuant to this Plan made to such Director's employer. In such case, the vesting, exercisability and termination provisions shall be applied with respect to the service of the Director.

                      6. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant
Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

                                6.1 Time of Grant. A Stock Appreciation Right
may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

                                6.2 Stock Appreciation Right Related to an
Option.

                                     (a) Exercise. Subject to Section 6.7
hereof, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable even if the related Option is transferable. A Stock Appreciation Right granted in connection with an Incentive
Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related
Incentive Stock Option Agreement.

                                     (b) Amount Payable. Upon the exercise of a
Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market
Value of a Share on the date preceding the date of exercise of such Stock
Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                                     (c) Treatment of Related Options and Stock
Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation
Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock
Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised.

                               6.3        Stock Appreciation Right Unrelated to
an Option. The Committee may grant to Eligible Individuals Stock Appreciation
Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section
6.7 hereof), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. If the Committee does not designate a vesting schedule, the schedule shall be in equal or nearly equal installments on the first, second and third anniversaries of the date of grant. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation

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Right over the Fair Market  Value of a Share on the date the Stock  Appreciation
Right  was  granted,  by  (B)  the  number  of  Shares  as to  which  the  Stock
Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock
Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                               6.4        Method of Exercise. Stock Appreciation
Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

                               6.5        Form of Payment. Payment of the amount
determined under Sections 6.2(b) or 6.3 hereof may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair
Market Value on the date preceding the date of exercise of the Stock
Appreciation Right, or solely in cash, or in a combination of cash and Shares.
If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

                               6.6        Modification or Substitution. Subject
to the terms of the Plan, the Committee may modify outstanding Awards of Stock
Appreciation Rights or accept the surrender of outstanding Awards of Stock
Appreciation Rights (to the extent not exercised) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                               6.7        Effect of Change in Control.
Notwithstanding anything contained in this Plan to the contrary, the Committee may provide in an Agreement for the accelerated vesting of all or a portion of any Stock Appreciation Right in the event of a change in control of the Company.

                     7. Restricted Stock.

                               7.1        Grant. The Committee may grant to
Eligible Individuals Awards of Restricted Stock, and may issue Shares of
Restricted Stock in payment in respect of vested Performance Units (as hereinafter provided in Section 8.2 hereof), which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7.

                               7.2        Rights of Grantee. Shares of
Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee.
Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                                        8



                               7.3        Non-transferability. Until any
restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 7.4 hereof, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

                               7.4        Lapse of Restrictions.

                                          (a)    Generally. Restrictions upon
Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award. If the Committee does not so provide, restrictions shall lapse in three equal or nearly equal installments on the first, second and third anniversaries of the date of grant.

                                          (b)    Effect of Change in Control.
Notwithstanding anything contained in the Plan to the contrary, the Committee may provide in an Agreement for the lapsing of all restrictions imposed upon any or all Shares of Restricted Stock in the event of a change in control of the Company.

                               7.5        Modification or Substitution.
Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                               7.6        Treatment of Dividends. At the
time the Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

                               7.7        Delivery of Shares. Upon the lapse of
the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

                     8. Performance Awards.

                               8.1        Performance Objectives.
Performance objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) pre-tax profits, (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Committee at the time the Award is granted. Performance objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. Prior to the end of a Performance Cycle, the Committee, in its discretion, may adjust the performance objectives to reflect a Change in the Capitalization, a change in the tax rate or book tax rate of the Company or any Subsidiary, or any other event which may materially affect the performance of the Company, a Subsidiary or a Division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a Division.

                               8.2        Performance Units. The
Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent the right to receive payment as provided in Section 8.2(b) hereof of
(i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or
(iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of performance objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted, specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such objectives must be satisfied.

                                          (a)    Vesting and Forfeiture. A
Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Agreement are satisfied for the Performance Cycle.

                                          (b)    Payment of Awards. Payment to
Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 8.4 hereof, such payments may be made entirely in Shares valued at their Fair Market Value as of the last day of the applicable Performance Cycle or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

                               8.3        Performance Shares. The Committee, in
its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                                          (a)    Rights of Grantee. The
Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                                          (b)  Non-transferability. Until any
restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8.3(c) or 8.4 hereof, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                                          (c) Lapse of Restrictions. Subject
to Section 8.4 hereof, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                                          (d)  Treatment  of  Dividends.  At the
time the Award of Performance Shares
is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                                          (e)    Delivery of Shares. Upon the
lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

                               8.4        Effect of Change in Control.
Notwithstanding anything contained in the Plan to the contrary:

                                          (a)    With respect to the Performance
Units, the Committee may determine that a Grantee shall (i) become vested in a percentage of Performance Units as a result of a change in control of the Company and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a change in control of the Company, a cash payment in an amount as determined by the Committee and as set forth in the Agreement.

                                          (b) With respect to the Performance
Shares, the Committee may provide in an Agreement for the lapse of restrictions imposed upon all or a portion of the Performance Shares in the event of a change in control of the Company.

                                          (c)    The Agreements evidencing
Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a change in control of the Company, including, but not limited to, provisions for the adjustment of applicable performance objectives.

                               8.5        Non-transferability. No Performance
Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

                               8.6        Modification or Substitution. Subject
to the terms of the Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                     9. Effect of a Termination of Employment or Service.

                                          The Agreement evidencing the grant of
each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division or a change in status from employee or director to consultant), as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter. Notwithstanding the foregoing and unless specifically set forth in an Agreement to the contrary, (i) in the event an Optionee's or Grantee's employment or service with the Company is terminated for Cause, the Option or Award granted to the Optionee or Grantee hereunder shall immediately terminate in full and in the case of Options, no rights thereunder may be exercised, and in all other cases, no payment will be made with respect thereto, and (ii) in the event the Optionee's or Grantee's employment or service with the Company is terminated other than for Cause, the Option or Award granted to the Optionee or Grantee hereunder shall terminate in full on the ninetieth (90th) day following such termination and in the case of Options, no rights thereunder may be exercised, and in all other cases, no payment will be made with respect thereto.

                     10. Adjustment Upon Changes in Capitalization.

                               (a)        In the event of a Change in
Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) maximum number of class of Shares or other stock or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan and (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable.

                               (b)        Any such adjustment in the Shares or
other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                               (c)        If, by reason of a Change in
Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

                     11. Effect of Certain Transactions. Subject to Sections 5.9, 6.7, 7.4(b) and 8.4 hereof, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or SAR or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options or Awards prior to such Transaction.

                     12.       Interpretation.

                               (a)        Awards under the Plan are intended to
comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                               (b)        Unless otherwise expressly stated in
the relevant Agreement, each Award granted under the Plan (other than Restricted Stock) is intended to be performance-based compensation within the meaning of
Section 162(m)(4)(C) of the Code. Except in cases of the death, disability or change in control, the Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as performance-based compensation.

                     13. Pooling Transactions. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a change in control of the Company which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement with respect to any Option or Award,
(ii) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquired of the Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

                     14. Termination and Amendment of the Plan.

                               The Plan shall terminate on the day preceding the
tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                               (a)        No such amendment, modification,
suspension or termination shall impair or adversely alter any Options, SARs or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

                               (b)        To the extent necessary under Section
16(b) of the Exchange Act and the rules and regulations promulgated thereunder or applicable law or securities exchange rule, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

                     15. Non-Exclusivity of the Plan.

                               The adoption of the Plan by the Board shall not
be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                     16. Limitation of Liability.

                               As illustrative of the limitations of liability
of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                               (a)        give any person any right to be
granted an Option or Award other than at the sole discretion of the Committee;

                               (b)        give any person any rights whatsoever
with respect to Shares except as specifically provided in the Plan;

                               (c)        limit in any way the right of the
Company to terminate the employment of any person at any time; or

                               (d)        be evidence of any agreement or
understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

                     17. Regulations and Other Approvals; Governing Law.

                               17.1       Except as to matters of federal law,
this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

                               17.2       The obligation of the Company to sell
or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                               17.3       The Board may make such changes as may
be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                               17.4       Each Option and Award is subject to
the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                               17.5

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, (the "Securities Act") and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares or Awards, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares or Awards shall be appropriately amended to reflect their status as restricted securities as aforesaid.

                     18.       Miscellaneous.

                               18.1       Multiple Agreements. The terms of each
Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

                               18.2       Withholding of Taxes. (a) The Company
may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, any Stock Appreciation Right or the exercise thereof, or the grant of any other Award, including, but not limited to, the withholding of cash or Shares which would be paid or delivered pursuant to such exercise or Award or another exercise of Award under this Plan until the Grantee reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold. The Committee may permit a Grantee (or any beneficiary or other person authorized to act) to elect to pay a portion or all of any amounts required or permitted to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole Shares which would otherwise be distributed and which have a Fair Market Value sufficient to cover the amount of such required or permitted withholding taxes.

                                          (b)    If an Optionee makes a
disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                                          (c)  The Committee shall have the
authority, at the time of grant of an Option or Award under the Plan or at any time thereafter, to award tax bonuses to designated Optionees or Grantees, to be paid upon their exercise of Options or payment in respect of Awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

                     19. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the holders of a majority of the securities of the Company in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.

                     20. Termination of 1995 Stock Option Plan. Upon the effectiveness of the Plan, the Company's 1995 Stock Option Plan shall terminate.